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                                                                    EXHIBIT 23.1

[PRICEWATERHOUSECOOPERS LLP LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of La Quinta Properties, Inc. (formerly Meditrust Corporation) and La Quinta Corporation (formerly Meditrust Operating Company) of our report dated February 2, 2001, except with respect to the matters discussed in Note 23, as to which the date is April 3, 2001 relating to the financial statements, which appears in the Joint Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedules, which appears in this Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
November 7, 2001